Exhibit 99.6

Consent of Director Nominee

Pursuant to Rule 438 under the Securities Act of 1933 (the “Securities Act”), in connection with the Registration Statement on Form S-1 (Registration No. 333-196287) and Registration Statements on Form S-8 (collectively, the “Registration Statements”) of TimkenSteel Corporation, an Ohio corporation (the “Company”), relating to the Company’s equity compensation and other stock compensation plans, the undersigned hereby consents to being named and described as a director nominee in the Registration Statements and any amendment or supplement to any prospectus included in such Registration Statements, any amendment to such Registration Statements or any subsequent Registration Statements filed pursuant to Rule 462(b) under the Securities Act and to the filing or attachment of this consent with such Registration Statements and any amendment or supplement thereto.

IN WITNESS WHEREOF, the undersigned has executed this consent as of the 17th day of June, 2014.

/s/ Randall A. Wotring
Randall A. Wotring